                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     The following is a list of subsidiaries of the Company at December 31, 1997 and all are included in the Company's consolidated financial statements:

                                    JURISDICTION       PERCENTAGE OF
                                         OF         VOTING SECURITIES
SUBSIDIARY/(1)(2)/                 INCORPORATION          OWNED
------------------                 -------------    -----------------
First National Bank of Pontotoc    Federal Law                     100%



                                     NOTES

/(1)/ The Subsidiary is included in the consolidated financial statements. /(2)/ The Subsidiary conducts business under its own name.